EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Lincoln Electric Holdings, Inc. (the “Company”) for the three months ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
Date: October 31, 2005

/s/ John M. Stropki, Jr.
John M. Stropki, Jr.
Chairman, President and Chief Executive Officer

/s/ Vincent K. Petrella
Vincent K. Petrella
Senior Vice President, Chief Financial Officer and Treasurer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Lincoln Electric Holdings, Inc. (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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